Exhibit 99.01

Valero Energy Reports 2022 Fourth Quarter and Full Year Results

•Reported net income attributable to Valero stockholders of $3.1 billion, or $8.15 per share, for the fourth quarter and $11.5 billion, or $29.04 per share, for the year
•Reported adjusted net income attributable to Valero stockholders of $3.2 billion, or $8.45 per share, for the fourth quarter and $11.6 billion, or $29.16 per share, for the year
•Reduced debt by $2.7 billion in 2022, bringing Valero’s aggregate debt reduction since the second half of 2021 to $4.0 billion
•Successfully commenced operations of the new DGD Port Arthur plant in the fourth quarter

SAN ANTONIO, January 26, 2023 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $3.1 billion, or $8.15 per share, for the fourth quarter of 2022, compared to $1.0 billion, or $2.46 per share, for the fourth quarter of 2021. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $3.2 billion, or $8.45 per share, for the fourth quarter of 2022, compared to $988 million, or $2.41 per share, for the fourth quarter of 2021.

For 2022, net income attributable to Valero stockholders was $11.5 billion, or $29.04 per share, compared to $930 million, or $2.27 per share, in 2021. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $11.6 billion, or $29.16 per share, in 2022, compared to $1.2 billion, or $2.81 per share, in 2021.

Refining
The Refining segment reported operating income of $4.3 billion for the fourth quarter of 2022, compared to $1.3 billion for the fourth quarter of 2021. Adjusted operating income for the fourth quarter of 2022 was $4.4 billion, compared to $1.1 billion for the fourth quarter of 2021. Refining throughput volumes averaged 3.0 million barrels per day in the fourth quarter of 2022.

“Our refineries operated at a 97 percent capacity utilization rate in the fourth quarter, which is the highest utilization rate for our system since 2018,” said Joe Gorder, Valero’s Chairman and Chief Executive Officer, “I am also proud to report that 2022 was Valero’s best year ever for combined employee and contractor safety, which is a testament to our long-standing commitment to safe, reliable and environmentally responsible operations.”

Renewable Diesel
The Renewable Diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $261 million of operating income for the fourth quarter of 2022, compared to $150 million for the fourth quarter of 2021. Segment sales volumes averaged 2.4 million gallons per day in the fourth quarter of 2022, which was 851 thousand gallons per day higher than the fourth quarter of 2021. The higher sales volumes were due to the impact of additional volumes from the DGD St. Charles plant expansion and the fourth quarter 2022 startup of the DGD Port Arthur plant.

Ethanol
The Ethanol segment reported $7 million of operating income for the fourth quarter of 2022, compared to $474 million for the fourth quarter of 2021. Adjusted operating income for the fourth quarter of 2022 was $69 million, compared to $475 million for the fourth quarter of 2021. Ethanol production volumes averaged 4.1 million gallons per day in the fourth quarter of 2022, which was 340 thousand gallons per day lower than the fourth quarter of 2021. The higher operating income in the fourth quarter of 2021 was primarily attributed to high ethanol prices due to strong demand and low inventories.

Corporate and Other
General and administrative expenses were $282 million in the fourth quarter of 2022, compared to $286 million in the fourth quarter of 2021. General and administrative expenses were $934 million for the year. The effective tax rate for 2022 was 22 percent.

Investing and Financing Activities
Net cash provided by operating activities was $4.1 billion in the fourth quarter of 2022. Included in this amount was a $9 million unfavorable change in working capital and $142 million of net cash provided by operating activities associated with the other joint venture member’s share of DGD, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $4.0 billion in the fourth quarter of 2022.

Net cash provided by operating activities in 2022 was $12.6 billion. Included in this amount was a $1.6 billion unfavorable impact from working capital and $436 million of net cash provided by operating activities associated with the other joint venture member’s share of DGD, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities in 2022 was $13.8 billion.

Capital investments totaled $640 million in the fourth quarter of 2022, of which $349 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $538 million in the fourth quarter of 2022 and $2.3 billion in 2022, which was higher than the annual guidance primarily due to spend timing on the Port Arthur Coker project and the accelerated completion of the DGD Port Arthur plant.

Valero returned 45 percent of adjusted net cash provided by operating activities to stockholders in 2022.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to the other joint venture member’s share of DGD.

Valero further reduced its debt by $442 million in the fourth quarter. This reduction, combined with a series of debt reduction and refinancing transactions completed since the second half of 2021, have collectively reduced Valero’s debt by over $4.0 billion.

Liquidity and Financial Position
Valero ended 2022 with $9.2 billion of total debt, $2.4 billion of finance lease obligations and $4.9 billion of cash and cash equivalents, compared to $13.0 billion of total debt, $1.6 billion of finance lease obligations and $2.3 billion of cash and cash equivalents at the end of the first quarter of 2021. The debt to capitalization ratio, net of cash and cash equivalents, was approximately 21 percent as of December 31, 2022, down from the pandemic high of 40 percent as of March 31, 2021.

Strategic Update
The DGD project adjacent to the Port Arthur refinery (DGD Port Arthur plant), which has a production capacity of 470 million gallons per year of renewable diesel and 20 million gallons per year of renewable naphtha, was commissioned and started up in the fourth quarter. The project was completed under budget and ahead of the original schedule. Total annual DGD production capacity is now approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha.

Refinery optimization projects that are expected to reduce costs and improve margin capture are progressing on schedule. The Port Arthur Coker project is expected to be completed in the second quarter of 2023 and to increase the refinery’s throughput capacity, while also improving turnaround efficiency.

BlackRock and Navigator’s carbon sequestration project is still expected to begin startup activities in late 2024. Valero expects to be the anchor shipper with eight of its ethanol plants connected to this system, which is expected to result in the production of a lower carbon intensity ethanol product that should significantly improve the margin profile and competitive positioning of the ethanol business.

“We continue to advance other low-carbon opportunities, such as sustainable aviation fuel, renewable hydrogen, and additional renewable naphtha and carbon sequestration projects,” said Gorder. “Our gated process helps ensure these projects meet our minimum return threshold.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and it sells its products primarily in the United States (“U.S.”), Canada, the United Kingdom (“U.K.”), Ireland and Latin America. Valero owns 15 petroleum refineries located in the U.S., Canada and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day. Valero is a joint venture member in Diamond Green Diesel Holdings LLC, which owns two renewable diesel plants located in the U.S. Gulf Coast region with a production capacity of approximately 1.2 billion gallons per year, and Valero owns 12 ethanol plants located in the U.S. Mid-Continent region with a combined production capacity of approximately 1.6 billion gallons per year. Valero manages its operations through its Refining, Renewable Diesel, and Ethanol segments. Please visit investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Director – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying tables that state Valero’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying tables include those relating to Valero’s greenhouse gas emissions targets, expected timing of completion and performance of projects, future market and industry conditions, future operating and financial performance, and management of future risks. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to the Russia-Ukraine conflict, the impact of inflation on margins and costs, economic activity levels, the COVID-19 pandemic, variants of the COVID-19 virus, governmental and societal responses thereto, and the adverse effects the foregoing may have on Valero’s business or economic conditions generally. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10‑Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, Refining margin, Renewable Diesel margin, Ethanol margin, adjusted Refining operating income, adjusted Renewable Diesel operating income, adjusted Ethanol operating income, adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable GAAP measures. Note (h) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Statement of income data
Revenues	$41,746	$35,903	$176,383	$113,977
Cost of sales:
Cost of materials and other (a) (b)	34,811	31,849	150,770	102,714
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,638	1,558	6,389	5,776
Depreciation and amortization expense (c)	622	586	2,428	2,358
Total cost of sales	37,071	33,993	159,587	110,848
Asset impairment loss (d)	61	—	61	—
Other operating expenses	26	18	66	87
General and administrative expenses (excluding depreciation and amortization expense reflected below) (e)	282	286	934	865
Depreciation and amortization expense	11	12	45	47
Operating income	4,295	1,594	15,690	2,130
Other income (expense), net (f)	92	(163)	179	16
Interest and debt expense, net of capitalized interest	(137)	(152)	(562)	(603)
Income before income tax expense	4,250	1,279	15,307	1,543
Income tax expense (g)	1,018	169	3,428	255
Net income	3,232	1,110	11,879	1,288
Less: Net income attributable to noncontrolling interests	119	101	351	358
Net income attributable to Valero Energy Corporation stockholders	$3,113	$1,009	$11,528	$930

Earnings per common share	$8.15	$2.47	$29.05	$2.27
Weighted-average common shares outstanding (in millions)	380	408	395	407

Earnings per common share – assuming dilution	$8.15	$2.46	$29.04	$2.27
Weighted-average common shares outstanding – assuming dilution (in millions)	381	408	396	407

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended December 31, 2022
Revenues:
Revenues from external customers	$39,566	$1,066	$1,114	$—	$41,746
Intersegment revenues	32	528	233	(793)	—
Total revenues	39,598	1,594	1,347	(793)	41,746
Cost of sales:
Cost of materials and other	33,280	1,221	1,095	(785)	34,811
Operating expenses (excluding depreciation and amortization expense reflected below)	1,398	77	161	2	1,638
Depreciation and amortization expense	565	35	22	—	622
Total cost of sales	35,243	1,333	1,278	(783)	37,071
Asset impairment loss (d)	—	—	61	—	61
Other operating expenses	25	—	1	—	26
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	282	282
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$4,330	$261	$7	$(303)	$4,295

Three months ended December 31, 2021
Revenues:
Revenues from external customers	$33,521	$684	$1,698	$—	$35,903
Intersegment revenues	7	253	174	(434)	—
Total revenues	33,528	937	1,872	(434)	35,903
Cost of sales:
Cost of materials and other (a)	30,342	714	1,224	(431)	31,849
Operating expenses (excluding depreciation and amortization expense reflected below)	1,358	48	153	(1)	1,558
Depreciation and amortization expense	543	23	20	—	586
Total cost of sales	32,243	785	1,397	(432)	33,993
Other operating expenses	15	2	1	—	18
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	286	286
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$1,270	$150	$474	$(300)	$1,594

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Year ended December 31, 2022
Revenues:
Revenues from external customers	$168,154	$3,483	$4,746	$—	$176,383
Intersegment revenues	56	2,018	740	(2,814)	—
Total revenues	168,210	5,501	5,486	(2,814)	176,383
Cost of sales:
Cost of materials and other (a)	144,588	4,350	4,628	(2,796)	150,770
Operating expenses (excluding depreciation and amortization expense reflected below)	5,509	255	625	—	6,389
Depreciation and amortization expense (c)	2,247	122	59	—	2,428
Total cost of sales	152,344	4,727	5,312	(2,796)	159,587
Asset impairment loss (d)	—	—	61	—	61
Other operating expenses	63	—	3	—	66
General and administrative expenses (excluding depreciation and amortization expense reflected below) (e)	—	—	—	934	934
Depreciation and amortization expense	—	—	—	45	45
Operating income by segment	$15,803	$774	$110	$(997)	$15,690

Year ended December 31, 2021
Revenues:
Revenues from external customers	$106,947	$1,874	$5,156	$—	$113,977
Intersegment revenues	14	468	433	(915)	—
Total revenues	106,961	2,342	5,589	(915)	113,977
Cost of sales:
Cost of materials and other (a) (b)	97,759	1,438	4,428	(911)	102,714
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	5,088	134	556	(2)	5,776
Depreciation and amortization expense (c)	2,169	58	131	—	2,358
Total cost of sales	105,016	1,630	5,115	(913)	110,848
Other operating expenses	83	3	1	—	87
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	865	865
Depreciation and amortization expense	—	—	—	47	47
Operating income by segment	$1,862	$709	$473	$(914)	$2,130

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$3,113	$1,009	$11,528	$930
Adjustments:
Modification of renewable volume obligation (RVO) (a)	—	(220)	(104)	(1)
Income tax expense related to modification of RVO	—	49	23	—
Modification of RVO, net of taxes	—	(171)	(81)	(1)
Gain on sale of ethanol plant (c)	—	—	(23)	—
Income tax expense related to gain on sale of ethanol plant	—	—	5	—
Gain on sale of ethanol plant, net of taxes	—	—	(18)	—
Asset impairment loss (d)	61	—	61	—
Income tax benefit related to asset impairment loss	(14)	—	(14)	—
Asset impairment loss, net of taxes	47	—	47	—
Environmental reserve adjustment (e)	—	—	20	—
Income tax benefit related to environmental reserve adjustment	—	—	(5)	—
Environmental reserve adjustment, net of taxes	—	—	15	—
Pension settlement charge (f)	58	—	58	—
Income tax benefit related to pension settlement charge	(13)	—	(13)	—
Pension settlement charge, net of taxes	45	—	45	—
Loss (gain) on early redemption and retirement of debt (f)	(38)	193	(14)	193
Income tax (benefit) expense related to loss (gain) on early redemption and retirement of debt	9	(43)	3	(43)
Loss (gain) on early redemption and retirement of debt, net of taxes	(29)	150	(11)	150
Foreign withholding tax (g)	51	—	51	—
Change in estimated useful life of ethanol plant (c)	—	—	—	48
Income tax benefit related to the change in estimated useful life of ethanol plant	—	—	—	(11)
Change in estimated useful life of ethanol plant, net of taxes	—	—	—	37
Gain on sale of MVP interest (f)	—	—	—	(62)
Income tax expense related to gain on sale of MVP interest	—	—	—	14
Gain on sale of MVP interest, net of taxes	—	—	—	(48)
Diamond Pipeline asset impairment loss (f)	—	—	—	24
Income tax benefit related to Diamond Pipeline asset impairment loss	—	—	—	(5)
Diamond Pipeline asset impairment loss, net of taxes	—	—	—	19
Income tax expense related to changes in statutory tax rates (g)	—	—	—	64
Total adjustments	114	(21)	48	221
Adjusted net income attributable to Valero Energy Corporation stockholders	$3,227	$988	$11,576	$1,151

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$8.15	$2.46	$29.04	$2.27
Adjustments:
Modification of RVO (a)	—	(0.42)	(0.20)	—
Gain on sale of ethanol plant (c)	—	—	(0.05)	—
Asset impairment loss (d)	0.13	—	0.12	—
Environmental reserve adjustment (e)	—	—	0.04	—
Pension settlement charge (f)	0.12	—	0.11	—
Loss (gain) on early redemption and retirement of debt (f)	(0.08)	0.37	(0.03)	0.37
Foreign withholding tax (g)	0.13	—	0.13	—
Change in estimated useful life of ethanol plant (c)	—	—	—	0.09
Gain on sale of MVP interest (f)	—	—	—	(0.12)
Diamond Pipeline asset impairment loss (f)	—	—	—	0.04
Income tax expense related to changes in statutory tax rates (g)	—	—	—	0.16
Total adjustments	0.30	(0.05)	0.12	0.54
Adjusted earnings per common share – assuming dilution	$8.45	$2.41	$29.16	$2.81

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$4,330	$1,270	$15,803	$1,862
Adjustments:
Modification of RVO (a)	—	(220)	(104)	(1)
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,398	1,358	5,509	5,088
Depreciation and amortization expense	565	543	2,247	2,169
Other operating expenses	25	15	63	83
Refining margin	$6,318	$2,966	$23,518	$9,201

Refining operating income	$4,330	$1,270	$15,803	$1,862
Adjustments:
Modification of RVO (a)	—	(220)	(104)	(1)
Other operating expenses	25	15	63	83
Adjusted Refining operating income	$4,355	$1,065	$15,762	$1,944

Renewable Diesel segment
Renewable Diesel operating income	$261	$150	$774	$709
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	77	48	255	134
Depreciation and amortization expense	35	23	122	58
Other operating expenses	—	2	—	3
Renewable Diesel margin	$373	$223	$1,151	$904

Renewable Diesel operating income	$261	$150	$774	$709
Adjustment: Other operating expenses	—	2	—	3
Adjusted Renewable Diesel operating income	$261	$152	$774	$712

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment (continued)
Ethanol segment
Ethanol operating income	$7	$474	$110	$473
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	161	153	625	556
Depreciation and amortization expense (c)	22	20	59	131
Asset impairment loss (d)	61	—	61	—
Other operating expenses	1	1	3	1
Ethanol margin	$252	$648	$858	$1,161

Ethanol operating income	$7	$474	$110	$473
Adjustments:
Gain on sale of ethanol plant (c)	—	—	(23)	—
Asset impairment loss (d)	61	—	61	—
Change in estimated useful life of ethanol plant (c)	—	—	—	48
Other operating expenses	1	1	3	1
Adjusted Ethanol operating income	$69	$475	$151	$522

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining
segment operating income (loss) (by region) (i)

U.S. Gulf Coast region
Refining operating income	$2,629	$843	$9,096	$831
Adjustments:
Modification of RVO (a)	—	(158)	(74)	(1)
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	774	748	3,113	3,027
Depreciation and amortization expense	346	328	1,369	1,326
Other operating expenses	19	12	48	70
Refining margin	$3,768	$1,773	$13,552	$5,253

Refining operating income	$2,629	$843	$9,096	$831
Adjustments:
Modification of RVO (a)	—	(158)	(74)	(1)
Other operating expenses	19	12	48	70
Adjusted Refining operating income	$2,648	$697	$9,070	$900

U.S. Mid-Continent region
Refining operating income	$551	$204	$2,252	$528
Adjustments:
Modification of RVO (a)	—	(39)	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	191	190	772	713
Depreciation and amortization expense	84	82	335	335
Other operating expenses	1	1	1	11
Refining margin	$827	$438	$3,341	$1,587

Refining operating income	$551	$204	$2,252	$528
Adjustments:
Modification of RVO (a)	—	(39)	(19)	—
Other operating expenses	1	1	1	11
Adjusted Refining operating income	$552	$166	$2,234	$539

See Notes to Earnings Release Tables beginning on Table Page 19.
Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining
segment operating income (loss) (by region) (i) (continued)

North Atlantic region
Refining operating income	$1,091	$265	$3,384	$558
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	192	195	816	671
Depreciation and amortization expense	62	68	259	247
Other operating expenses	2	1	11	1
Refining margin	$1,347	$529	$4,470	$1,477

Refining operating income	$1,091	$265	$3,384	$558
Adjustments:
Other operating expenses	2	1	11	1
Adjusted Refining operating income	$1,093	$266	$3,395	$559

U.S. West Coast region
Refining operating income (loss)	$59	$(42)	$1,071	$(55)
Adjustments:
Modification of RVO (a)	—	(23)	(11)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	241	225	808	677
Depreciation and amortization expense	73	65	284	261
Other operating expenses	3	1	3	1
Refining margin	$376	$226	$2,155	$884

Refining operating income (loss)	$59	$(42)	$1,071	$(55)
Adjustments:
Modification of RVO (a)	—	(23)	(11)	—
Other operating expenses	3	1	3	1
Adjusted Refining operating income (loss)	$62	$(64)	$1,063	$(54)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	343	340	343	338
Medium/light sour crude oil	338	300	413	296
Sweet crude oil	1,578	1,621	1,474	1,448
Residuals	218	241	222	240
Other feedstocks	110	138	114	123
Total feedstocks	2,587	2,640	2,566	2,445
Blendstocks and other	455	393	387	342
Total throughput volumes	3,042	3,033	2,953	2,787

Yields (thousand barrels per day)
Gasolines and blendstocks	1,501	1,533	1,451	1,403
Distillates	1,153	1,126	1,118	1,028
Other products (j)	410	403	409	387
Total yields	3,064	3,062	2,978	2,818

Operating statistics (b) (h) (k)
Refining margin (from Table Page 6)	$6,318	$2,966	$23,518	$9,201
Adjusted Refining operating income (from Table Page 6)	$4,355	$1,065	$15,762	$1,944
Throughput volumes (thousand barrels per day)	3,042	3,033	2,953	2,787

Refining margin per barrel of throughput	$22.58	$10.63	$21.82	$9.04
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.00	4.86	5.11	5.00
Depreciation and amortization expense per barrel of throughput	2.02	1.95	2.09	2.13
Adjusted Refining operating income per barrel of throughput	$15.56	$3.82	$14.62	$1.91

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating statistics (h) (k)
Renewable Diesel margin (from Table Page 6)	$373	$223	$1,151	$904
Adjusted Renewable Diesel operating income (from Table Page 6)	$261	$152	$774	$712
Sales volumes (thousand gallons per day)	2,443	1,592	2,175	1,014

Renewable Diesel margin per gallon of sales	$1.66	$1.52	$1.45	$2.44
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.34	0.33	0.32	0.36
Depreciation and amortization expense per gallon of sales	0.16	0.15	0.15	0.16
Adjusted Renewable Diesel operating income per gallon of sales	$1.16	$1.04	$0.98	$1.92

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating statistics (b) (h) (k)
Ethanol margin (from Table Page 7)	$252	$648	$858	$1,161
Adjusted Ethanol operating income (from Table Page 7)	$69	$475	$151	$522
Production volumes (thousand gallons per day)	4,062	4,402	3,866	3,949

Ethanol margin per gallon of production	$0.67	$1.60	$0.61	$0.81
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.43	0.38	0.44	0.39
Depreciation and amortization expense per gallon of production (c)	0.05	0.05	0.04	0.09
Gain on sale of ethanol plant per gallon of production (c)	—	—	0.02	—
Change in estimated useful life of ethanol plant per gallon of production (c)	—	—	—	(0.03)
Adjusted Ethanol operating income per gallon of production	$0.19	$1.17	$0.11	$0.36

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating statistics by region (i)
U.S. Gulf Coast region (b) (h) (k)
Refining margin (from Table Page 8)	$3,768	$1,773	$13,552	$5,253
Adjusted Refining operating income (from Table Page 8)	$2,648	$697	$9,070	$900
Throughput volumes (thousand barrels per day)	1,806	1,796	1,766	1,673

Refining margin per barrel of throughput	$22.68	$10.73	$21.02	$8.60
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.66	4.53	4.83	4.96
Depreciation and amortization expense per barrel of throughput	2.09	1.98	2.12	2.16
Adjusted Refining operating income per barrel of throughput	$15.93	$4.22	$14.07	$1.48

U.S. Mid-Continent region (b) (h) (k)
Refining margin (from Table Page 8)	$827	$438	$3,341	$1,587
Adjusted Refining operating income (from Table Page 8)	$552	$166	$2,234	$539
Throughput volumes (thousand barrels per day)	477	486	447	453

Refining margin per barrel of throughput	$18.84	$9.78	$20.49	$9.59
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.35	4.25	4.74	4.31
Depreciation and amortization expense per barrel of throughput	1.92	1.84	2.06	2.03
Adjusted Refining operating income per barrel of throughput	$12.57	$3.69	$13.69	$3.25

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating statistics by region (i) (continued)
North Atlantic region (h) (k)
Refining margin (from Table Page 9)	$1,347	$529	$4,470	$1,477
Adjusted Refining operating income (from Table Page 9)	$1,093	$266	$3,395	$559
Throughput volumes (thousand barrels per day)	494	492	485	413

Refining margin per barrel of throughput	$29.66	$11.69	$25.25	$9.81
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.23	4.29	4.61	4.46
Depreciation and amortization expense per barrel of throughput	1.35	1.51	1.46	1.64
Adjusted Refining operating income per barrel of throughput	$24.08	$5.89	$19.18	$3.71

U.S. West Coast region (h) (k)
Refining margin (from Table Page 9)	$376	$226	$2,155	$884
Adjusted Refining operating income (loss) (from Table Page 9)	$62	$(64)	$1,063	$(54)
Throughput volumes (thousand barrels per day)	265	259	255	248

Refining margin per barrel of throughput	$15.43	$9.52	$23.15	$9.75
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	9.87	9.45	8.68	7.46
Depreciation and amortization expense per barrel of throughput	3.00	2.73	3.05	2.89
Adjusted Refining operating income (loss) per barrel of throughput	$2.56	$(2.66)	$11.42	$(0.60)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$88.81	$79.85	$98.86	$70.79
Brent less West Texas Intermediate (WTI) crude oil	5.96	2.49	4.43	2.83
Brent less WTI Houston crude oil	4.45	1.55	2.82	1.91
Brent less Dated Brent crude oil	(0.11)	(0.05)	(2.22)	0.03
Brent less Alaska North Slope (ANS) crude oil	0.82	0.03	0.06	0.35
Brent less Argus Sour Crude Index crude oil	9.91	4.83	7.42	3.92
Brent less Maya crude oil	17.21	8.07	11.68	6.48
Brent less Western Canadian Select Houston crude oil	22.51	9.31	15.55	7.40
WTI crude oil	82.85	77.36	94.43	67.97

Natural gas (dollars per million British Thermal Units)	4.46	4.54	5.83	7.85

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	8.21	13.20	17.26	13.66
Ultra-low-sulfur (ULS) diesel less Brent	52.78	17.68	46.45	13.75
Propylene less Brent	(56.82)	(18.59)	(42.73)	(6.43)
U.S. Mid-Continent:
CBOB gasoline less WTI	14.92	13.86	23.60	17.36
ULS diesel less WTI	59.53	19.79	51.83	18.70
North Atlantic:
CBOB gasoline less Brent	20.29	17.80	26.96	16.89
ULS diesel less Brent	73.03	20.36	57.01	15.91
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	24.82	27.44	39.10	24.17
California Air Resources Board (CARB) diesel less ANS	54.10	22.44	48.75	17.60
CARBOB 87 gasoline less WTI	29.96	29.90	43.47	26.64
CARB diesel less WTI	59.24	24.90	53.12	20.08

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Renewable Diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$3.55	$2.39	$3.54	$2.07
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.82	1.49	1.67	1.49
California Low-Carbon Fuel Standard (dollars per metric ton)	65.78	155.24	98.73	177.78
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.70	0.58	0.71	0.58

Ethanol
CBOT corn (dollars per bushel)	6.69	5.67	6.94	5.80
New York Harbor ethanol (dollars per gallon)	2.48	3.43	2.57	2.49

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	December 31,
	2022	2021
Balance sheet data
Current assets	$24,133	$21,165
Cash and cash equivalents included in current assets	4,862	4,122
Inventories included in current assets	6,752	6,265
Current liabilities	17,461	16,851
Valero Energy Corporation stockholders’ equity	23,561	18,430
Total equity	25,468	19,817
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$—	$300
Debt, less current portion of debt (excluding VIEs)	8,380	10,820
Total debt (excluding VIEs)	8,380	11,120
Current portion of debt attributable to VIEs	861	810
Debt, less current portion of debt attributable to VIEs	—	20
Total debt attributable to VIEs	861	830
Total debt	9,241	11,950
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	184	141
Finance lease obligations, less current portion (excluding VIEs)	1,453	1,502
Total finance lease obligations (excluding VIEs)	1,637	1,643
Current portion of finance lease obligations attributable to VIEs	64	13
Finance lease obligations, less current portion attributable to VIEs	693	264
Total finance lease obligations attributable to VIEs	757	277
Total finance lease obligations	2,394	1,920
Total debt and finance lease obligations	$11,635	$13,870

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (h)
Net cash provided by operating activities	$4,096	$2,454	$12,574	$5,859
Exclude:
Changes in current assets and current liabilities	(9)	595	(1,626)	2,225
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	142	82	436	381
Adjusted net cash provided by operating activities	$3,963	$1,777	$13,764	$3,253

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 17

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of capital investments to capital investments attributable to Valero (h)
Capital expenditures (excluding VIEs)	$236	$145	$788	$513
Capital expenditures of VIEs:
DGD	171	312	853	1,042
Other VIEs	10	51	40	110
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	210	243	1,030	787
Deferred turnaround and catalyst cost expenditures of DGD	13	—	26	6
Investments in nonconsolidated joint ventures	—	1	1	9
Capital investments	640	752	2,738	2,467
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(92)	(156)	(439)	(524)
Capital expenditures of other VIEs	(10)	(51)	(40)	(110)
Capital investments attributable to Valero	$538	$545	$2,259	$1,833

Dividends per common share	$0.98	$0.98	$3.92	$3.92

Year Ending December 31, 2023
Reconciliation of expected total capital investments to expected capital investments attributable to Valero (h)
Expected total capital investments	$2,055
Adjustment:
DGD’s capital investments attributable to the other joint venture member	(55)
Expected capital investments attributable to Valero	$2,000

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)Under the Renewable Fuel Standard program, the U.S. Environmental Protection Agency (EPA) is required to set annual quotas for the volume of renewable fuels that obligated parties, such as us, must blend into petroleum-based transportation fuels consumed in the U.S. The quotas are used to determine an obligated party’s renewable volume obligation (RVO). The EPA released a final rule on June 3, 2022 that, among other things, modified the volume standards for 2020 and, for the first time, established volume standards for 2021 and 2022.

In 2020, we recognized the cost of the RVO using the 2020 quotas set by the EPA at that time, and in 2021 and the three months ended March 31, 2022, we recognized the cost of the RVO using our estimates of the quotas. As a result of the final rule released by the EPA as noted above, we recognized a benefit of $104 million in June 2022 primarily related to the modification of the 2020 quotas. The impacts to the estimated cost of the RVO recognized by us in 2021 and the three months ended March 31, 2022 were not significant; however, there were impacts in the 2021 quarterly periods as follows: (i) benefit of $80 million for the three months ended March 31, 2021; (ii) benefit of $81 million for the three months ended June 30, 2021; (iii) benefit of $58 million for the three months ended September 30, 2021; and (iv) charge of $220 million related to the three months ended December 31, 2021, resulting in a charge of $1 million for the year ended December 31, 2021.

(b)In mid-February 2021, many of our refineries and plants were impacted to varying extents by the severe cold, utility disruptions, and higher energy costs arising out of Winter Storm Uri. The higher energy costs resulted from an increase in the prices of natural gas and electricity that significantly exceeded rates that we consider normal, such as the average rates we incurred the month preceding the storm. As a result, our operating income for the year ended December 31, 2021 includes estimated excess energy costs of $579 million ($1.15 per share).

The above-mentioned pre-tax estimated excess energy charge is reflected in our statement of income line items and attributable to our reportable segments for the year ended December 31, 2021 as follows (in millions):

	Refining	Renewable Diesel	Ethanol	Total
Cost of materials and other	$47	$—	$—	$47
Operating expenses (excluding depreciation and amortization expense)	478	—	54	532
Total estimated excess energy costs	$525	$—	$54	$579

The estimated excess energy costs attributable to our Refining segment for the year ended December 31, 2021 are associated with the Refining segment regions as follows (in millions, except per barrel amounts):

	U.S. Gulf Coast	U.S. Mid- Continent	Other Regions Combined	Refining Segment
Cost of materials and other	$45	$2	$—	$47
Operating expenses (excluding depreciation and amortization expense)	437	38	3	478
Total estimated excess energy costs	$482	$40	$3	$525

Effect of estimated excess energy costs on operating statistics (k)
Refining margin per barrel of throughput (h)	$0.07	$0.01	n/a	$0.05
Operating expenses (excluding depreciation and amortization expense) per barrel of throughput	0.72	0.23	n/a	0.47
Adjusted Refining operating income per barrel of throughput (h)	$0.79	$0.24	n/a	$0.52
The estimated excess energy costs attributable to our Ethanol segment for the year ended December 31, 2021 affected that segment’s operating statistics of (i) operating expenses (excluding depreciation and amortization expenses) per gallon of production and (ii) adjusted operating income per gallon of production by $0.04 (see note (h) below).

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(c)Depreciation and amortization expense includes the following:

◦a gain of $23 million in the year ended December 31, 2022 on the sale of our ethanol plant located in Jefferson, Wisconsin (Jefferson ethanol plant); and

◦accelerated depreciation of $48 million in the year ended December 31, 2021 related to a change in the estimated useful life of our Jefferson ethanol plant.

(d)Our ethanol plant located in Lakota, Iowa (Lakota ethanol plant) is configured to produce USP-grade ethanol, a higher grade ethanol suitable for hand sanitizer blending that has a higher market value than fuel-grade ethanol. During 2022, demand for USP-grade ethanol declined and had a negative impact on the profitability of the plant. As a result, we tested the recoverability of the carrying value of the Lakota ethanol plant and concluded that it was impaired. Therefore, we reduced the carrying value of the plant to its estimated fair value and recognized an asset impairment loss of $61 million in the three months and year ended December 31, 2022.

(e)General and administrative expenses (excluding depreciation and amortization expense) for the year ended December 31, 2022 includes a charge of $20 million for an environmental reserve adjustment associated with a non-operating site.

(f)“Other income (expense), net” includes the following:
◦a pension settlement charge of $58 million in the three months and year ended December 31, 2022 resulting from a greater number of employees retiring in 2022 who elected lump sum benefit payments from our defined benefit pension plans than estimated. We believe that the increase in lump sum elections was driven by the negative impact to lump sum payments in 2023 that will result from higher interest rates in 2022;

◦a net gain of $38 million and $14 million in the three months and year ended December 31, 2022, respectively, related to the early retirement of approximately $442 million and $3.1 billion aggregate principal amount, respectively, of various series of our senior notes;
◦a charge of $193 million in the three months and year ended December 31, 2021 related to the early redemption and retirement of approximately $2.1 billion aggregate principal amount of various series of our senior notes;
◦a gain of $62 million in the year ended December 31, 2021 on the sale of a 24.99 percent membership interest in MVP Terminalling, LLC (MVP), a nonconsolidated joint venture with a subsidiary of Magellan Midstream Partners, L.P.; and

◦a charge of $24 million in the year ended December 31, 2021 representing our portion of the asset impairment loss recognized by Diamond Pipeline LLC, a nonconsolidated joint venture with a subsidiary of Plains All American Pipeline, L.P., resulting from the joint venture’s cancellation of its pipeline extension project.

(g)Income tax expense includes the following:

◦deferred income tax expense of $51 million in the three months and year ended December 31, 2022 associated with the recognition of a deferred tax liability for foreign withholding tax on the anticipated repatriation of cash held by one of our international subsidiaries that we have deemed will not be permanently reinvested in our operations in that country; and

◦deferred income tax expense of $64 million in the year ended December 31, 2021 related to certain statutory income tax rate changes (primarily an increase in the U.K. rate from 19 percent to 25 percent effective in 2023) that were enacted in 2021 and resulted in the remeasurement of our deferred tax liabilities.

Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(h)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined federal and state statutory rate for the U.S.-based adjustments of 22.5 percent and a local statutory income tax rate for foreign-based adjustments. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–Modification of RVO – The net benefit resulting from the modification of our RVO for 2020 and 2021 that was recognized by us in June 2022 is not associated with the cost of the RVO generated by our operations during the year ended December 31, 2022. See note (a) for additional details.

On the other hand, the net charge resulting from the modification of our RVO for 2021 that was recognized by us in June 2022 is associated with the cost of the RVO generated by our operations throughout 2021. Therefore, the adjustment reflects the portion of the net charge that is associated with the cost of the RVO generated by our operations during the three months and year ended December 31, 2021.
–Gain on sale of ethanol plant – The gain on the sale of our Jefferson ethanol plant (see note (c)) is not indicative of our ongoing operations.
–Asset impairment loss – The asset impairment loss attributable to our Lakota ethanol plant (see note (d)) is not indicative of our ongoing operations or our expectations about the profitability of our ethanol business.

–Environmental reserve adjustment – The environmental reserve adjustment is attributable to a site that was shut down by prior owners and subsequently acquired by us (referred to by us as a non-operating site (see note (e)).

–Pension settlement charge – The settlement charge is largely the result of the rising interest rate environment in 2022 and the impact of higher interest rates on lump sum pension benefits that affected employee retirement decisions (see note (f)). Therefore, the settlement charge is not indicative of the ongoing costs associated with our pension plans.

–Loss (gain) on early redemption and retirement of debt – Discounts, premiums, and other expenses recognized in connection with the early redemption and retirement of various series of our senior notes (see note (f)) are not associated with the ongoing costs of our borrowing and financing activities.

–Foreign withholding tax – The deferred income tax expense associated with the recognition of a deferred tax liability for foreign withholding tax (see note (g)) is the result of a change in the three months and year ended December 31, 2022 in the manner in which cash generated by the company’s business in international jurisdictions is deployed in the U.S.

Table Page 21

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Change in estimated useful life of ethanol plant – The accelerated depreciation recognized as a result of a change in the estimated useful life of our Jefferson ethanol plant (see note (c)) is not indicative of our ongoing operations.

–Gain on sale of MVP interest – The gain on the sale of a 24.99 percent membership interest in MVP (see note (f)) is not indicative of our ongoing operations.

–Diamond Pipeline asset impairment loss – The asset impairment loss related to the cancellation of a capital project associated with Diamond Pipeline LLC (see note (f)) is not indicative of our ongoing operations.

–Income tax expense related to changes in statutory tax rates – The income tax expense related to changes in certain statutory income tax rates (see note (g)) is not indicative of income tax expense associated with the pre-tax results for the year ended December 31, 2021.
◦Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦Refining margin is defined as Refining segment operating income (loss) excluding the modification of RVO adjustment (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.
◦Renewable Diesel margin is defined as Renewable Diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Renewable Diesel margin is an important measure of our Renewable Diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as Ethanol segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, the asset impairment loss (see note (d)), and other operating expenses. We believe Ethanol margin is an important measure of our Ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted Refining operating income is defined as Refining segment operating income (loss) excluding the modification of RVO adjustment (see note (a)) and other operating expenses. We believe adjusted Refining operating income is an important measure of our Refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted Renewable Diesel operating income is defined as Renewable Diesel segment operating income excluding other operating expenses. We believe adjusted Renewable Diesel operating income is an important measure of our Renewable Diesel segment’s operating and financial performance because it excludes an item that is not indicative of that segment’s core operating performance.
◦Adjusted Ethanol operating income is defined as Ethanol segment operating income excluding the gain on sale of ethanol plant (see note (c)), the asset impairment loss (see note (d)), the change in estimated useful life of ethanol plant (see note (c)), and other operating expenses. We believe adjusted Ethanol operating income is an important measure of our Ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

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VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50 percent joint venture member in DGD and we consolidate DGD’s financial statements. Our Renewable Diesel segment includes the operations of DGD and the associated activities to market renewable diesel. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
DGD operating cash flow data
Net cash provided by (used in) operating activities	$—	$(199)	$661	$439
Exclude: Changes in current assets and current liabilities	(283)	(362)	(210)	(323)
Adjusted net cash provided by operating activities	283	163	871	762
Other joint venture member’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$142	$82	$436	$381

◦Capital investments attributable to Valero, including expected amounts for the year ending December 31, 2023, is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in nonconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.
DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of other VIEs that we consolidate because we do not operate those VIEs. We believe capital investments attributable to Valero, including expected amounts for the year ending December 31, 2023, is an important measure because it more accurately reflects our capital investments.

(i)The Refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(j)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.
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VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(k)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the Refining segment, Renewable Diesel segment, and Ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
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